Exhibit 99.1

RENOVARE ENVIRONMENTAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

Renovare Environmental to Acquire Harp Renewables

Company Expected to be EBITDA and Cash Flow Positive by FY2023

Acquisition Accelerates Company’s Growth in Europe and North America

Stock and Cash Transaction Expected to Create Significant Synergies

Combined Product Lineup Provides Most Expansive Selection of Organic Food Digesters in the Market

CHESTNUT RIDGE, NY – March 3, 2022 – Renovare Environmental, Inc. (“Renovare” or the "Company") (NASDAQ: RENO), a circular economy and sustainability technology services provider for the treatment of organic waste, today announced it has entered into a definitive agreement to purchase Harp Renewables and its affiliate, Harp Electric Engineering (collectively “Harp”) for $20 million, comprised of $15 million of common stock and $5 million of cash.

Through this acquisition, Renovare will become the premier provider of Digesters across North America and Europe, allowing the Company to lead the way in reducing harmful emissions from the disposal and land-filling of food and organic waste.

Harp Renewables, based in Ireland, is a global leader in thermophilic aerobic digestion and waste treatment solutions. Harp manufactures and sells a wide range of proprietary bio-digesters that convert food and other organic waste into a nutrient-rich, dry, safe soil product that can be used as a fertilizer, soil amendment or soil additive. Harp provides an innovative solution that provides soil regeneration, and significantly reduces the emission of CO2 and greenhouse gases. Harp Electrical Engineering has been operating since 2002 with extensive experience in large scale waste management projects across the globe.

Upon closing, Harp will nominate two representatives to the Renovare Board of Directors.

“The combination of Harp and Renovare will dramatically increase our growth prospects by expanding our complementary product offerings and positioning Renovare as the world leader in providing renewable and sustainable solutions for the treatment of organic waste” said Renovare Chief Executive Officer Tony Fuller. “As part of a broader effort to significantly reduce the emission of CO2 and greenhouse gases, companies and governments around the world are increasingly focused on developing policies, incentives and practices that encourage the reduction or elimination of organic material disposal. With the combined portfolio of solutions and an established footprint in both Europe and North America, the Company will be in a strong position to capitalize on these trends and cross-sell our complementary products to an expanded variety of sectors, including food manufacturers, supermarkets, hospitals, and educational institutions.”

Shane Finnegan, Harp’s Founder and President, stated, “We are excited to join forces with Renovare and combine our engineering expertise and technology with Renovare’s product offering in an expanded marketplace. This business combination is accretive to both our firms and will create the leading provider of sustainable, renewable, environmentally friendly, waste management solutions and services. I look forward to my new role as a Renovare shareholder and member of the Board of Directors, and to working alongside Tony, and the entire management team and Board on exciting strategic opportunities, accelerated growth, and increased shareholder value.”

The Company believes the solutions of each company are complementary and provide a complete set of options to an expanded range of companies who seek environmentally friendly and sustainable solutions for the treatment, reduction and disposal of organic waste.

Transaction to Expand Solutions for Customers in North America and Europe

With a presence in both North American and Europe, the combined company will provide the most expansive selection of food digesters in the industry, offering:

•	A “dry” aerobic digester solution that reduces weight and volume of food and organic waste, and produces a dry, safe, nutrient-rich soil product.

•	A “wet” aerobic digester solution that produces an environmentally friendly effluent that can be discharged into existing drainage lines, and features patented, cloud-based technology monitoring systems.

•	A wide variety of capacity solutions, ranging from compact low volume food waste processors to solutions that can process several hundred thousand pounds of food waste per week.

Our customers will also benefit from a combined sales and service footprint in both North America and Europe. The transaction will allow Renovare to expand manufacturing capabilities, extend our geographic reach, and augment our management team.

Creating Value for Shareholders

We believe that this transformational transaction supports our recently announced Company transition efforts and drives significant value creation in the following ways:

•	Returns: shareholders benefit from projected positive cash flows.

•	Balance Sheet: shareholders benefit from a combined financial profile and increased scale that can support future balance sheet optionality.

•	People: shareholders benefit from an expanded team of industry-leading organic waste professionals in both North America and Europe.

•	Product: shareholders benefit from a business offering that provides an expanded range of organic waste digestion products, allowing for increased customer growth potential in both North America and Europe.

By leveraging the strengths of each company and through geographic diversification, the combined entities are expected to have a deeper penetration of markets for increased sales and to reap the benefits of synergies.

This transaction, which was unanimously approved by the Boards of Directors of both companies, is expected to close in the first half of 2022, subject to satisfaction of closing conditions, including obtaining the approval of Renovare’s shareholders, obtaining financing of the acquisition cash and other customary closing conditions.

About Renovare Environmental, Inc.

Renovare Environmental, Inc. (Nasdaq: RENO), formerly BioHiTech Global, Inc., is a technology services company providing cost-effective solutions that improve environmental outcomes. Its solutions for waste management include the biological disposal of food waste, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with organic waste transportation and can reduce or virtually eliminate landfill usage. Our unique solutions enable businesses and municipalities of all types, as well as educational and governmental facilities to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the ability of the Company's products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Renovare Environmental, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Renovare Environmental, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Renovare Environmental, Inc. assumes no obligation to update any forward-looking statements resulting from new information, future events or developments, except as required by securities laws.

For More Information:

Please visit:

www.renovareenv.com

www.harprenewables.com

Company Contact:
Renovare Environmental, Inc.
Lisa Giovannielli
VP, Corporate Communications
O: 888.876.9300
E: lgiovannielli@renovareenv.com

Investors:
ir@renovareenv.com

Media:

pr@coreir.com

SOURCE Renovare Environmental, Inc.